SmileDirectClub Reports Third Quarter 2020 Financial Results

NASHVILLE, Tenn., November 16, 2020 -- SmileDirectClub, Inc. (Nasdaq: SDC) today announced its financial results for the third quarter ended September 30, 2020.
Third Quarter 2020 Financial Highlights

•Third quarter total revenue of $169 million.
•Third quarter net loss of $(43) million.
•Third quarter Adjusted EBITDA of $3 million.
•Third quarter diluted EPS of $(0.11).
Key Operating Metrics

•Third quarter 2020 unique aligner shipments of 93,301.
•Average aligner gross sales price (“ASP”) of $1,794 for the third quarter of 2020, compared to $1,788 for the third quarter of 2019.
•Adjusted EBITDA of $3 million for the third quarter of 2020, compared to $(45) million for the third quarter of 2019, an improvement of 106.7%.

“Our performance in Q3 was continued validation of the strength of our business model, and the power of the competitive moats around our platform. It also demonstrated our continued focus on controlled growth with profitability. We outlined this strategy in the fourth quarter of 2019, and we have been executing against it in the three quarters since,” said SmileDirectClub Chief Executive Officer David Katzman

SmileDirectClub Chief Financial Officer Kyle Wailes added, “Similar to the second quarter, the flexibility and scalability of our business model served us well, allowing us to make meaningful progress against our growth initiatives, alongside advancements on the cost side driving Adjusted EBITDA profitability one quarter ahead of our plan.”
Business Outlook
The Company remains laser focused on providing the best Club Member experience, while driving controlled and profitable growth. Within the third quarter, the Company made meaningful progress against this plan and the associated future growth drivers; specifically, expanding the core customer acquisition channels, extending the value proposition to the teen demographic, and international expansion. On the cost side, the Company turned AEBITDA profitable one quarter ahead of plan through continued advancement in automating its manufacturing and treatment planning operations, continued discipline around the deployment of marketing and selling dollars, and ongoing cost discipline across the business.

The Company expects to continue to see favorable industry dynamics with broader acceptance of telehealth and specifically teledentistry, minimal penetration against the total addressable market, no real competitor that provides an end-to-end vertically integrated platform for the consumer, and clear aligners gaining share in the overall industry. The Company would expect these dynamics to accrue to more efficient customer acquisition costs, as the Company continues to execute against its 20-30% annualized revenue growth targets.

As the low-cost provider with brand presence and no pricing pressure, and in an increasingly favorable climate for telehealth, the Company is well positioned to continue to gain share in the massively underserved market for clear aligners.

Conference Call Information

SmileDirectClub Third Quarter 2020 Conference Call Details

Date:	November 16, 2020
Time:	4:30 p.m. ET (1:30 p.m. PT)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com.

A replay of the call may be accessed from 7:30 p.m. ET on Monday, November 16, 2020 until 11:59 pm ET on Monday, November 30, 2020 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13711961. An archived version of the call and a copy of the 2020 third quarter results supplemental earnings presentation will also be available upon completion on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.
Forward-Looking Statements
This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.
About SmileDirectClub
SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first MedTech platform for teeth straightening, now also offered directly via dentist and orthodontists’ offices. Through our cutting-edge teledentistry technology and vertically integrated model, we are revolutionizing the oral care industry, from clear aligner therapy to our affordable, premium oral care product line. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee and operates in the U.S., Canada, Australia, New Zealand, United Kingdom, Ireland, Germany, Austria, Hong Kong, Singapore and Spain. For more information, please visit SmileDirectClub.com.
Investor Relations:

Alison Sternberg
Vice President, Investor Relations
Alison.sternberg@smiledirectclub.com

Media Relations:
Kim Atkinson
Vice President, Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$373,045	$318,458
Accounts receivable	230,244	239,413
Inventories	26,101	18,431
Prepaid and other current assets	15,337	14,186
Total current assets	644,727	590,488
Accounts receivable, non-current	71,729	106,315
Property, plant and equipment, net	183,430	177,543
Operating lease right-of-use asset	30,564	—
Other assets	11,461	11,299
Total assets	$941,911	$885,645
LIABILITIES AND PERMANENT EQUITY
Accounts payable	$35,863	$52,706
Accrued liabilities	93,308	93,339
Deferred revenue	51,851	25,435
Current portion of long-term debt	24,398	35,376
Other current liabilities	6,452	—
Total current liabilities	211,872	206,856
Long-term debt, net of current portion	391,283	173,150
Operating lease liabilities, net of current portion	32,038	—
Other long-term liabilities	43,400	47,354
Total liabilities	678,593	427,360
Commitment and contingencies
Permanent Equity
Class A common stock, par value $0.0001 and 113,105,780 shares issued and outstanding at September 30, 2020 and 103,303,674 shares issued and outstanding at December 31, 2019	11	10
Class B common stock, par value $0.0001 and 272,787,403 shares issued and outstanding at September 30, 2020 and 279,474,505 shares issued and outstanding at December 31, 2019	27	28
Additional paid-in-capital	479,419	447,866
Accumulated other comprehensive income (loss)	59	(272)
Accumulated deficit	(183,152)	(114,513)
Noncontrolling interest	(50,666)	125,166
Warrants	17,620	—
Total permanent equity	263,318	458,285
Total liabilities and permanent equity	$941,911	$885,645

SmileDirectClub, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue, net	$156,459	$168,663	$434,796	$522,529
Financing revenue	12,042	11,522	37,428	31,185
Total revenues	168,501	180,185	472,224	553,714
Cost of revenues	49,760	39,125	158,313	111,363
Cost of revenues—related parties	—	2,310	—	13,652
Total cost of revenues	49,760	41,435	158,313	125,015
Gross profit	118,741	138,750	313,911	428,699
Marketing and selling expenses	66,722	131,263	243,564	340,409
General and administrative expenses	74,110	389,828	233,828	486,319
Lease abandonment and impairment of long-lived assets	3,960	—	28,593	—
Other store closure and related costs	1,714	—	6,190	—
Loss from operations	(27,765)	(382,341)	(198,264)	(398,029)
Interest expense	15,555	4,291	29,627	11,607
Interest expense—related parties	—	—	—	75
Loss on extinguishment of debt	—	32	13,781	29,672
Other (income) expense	(1,028)	421	2,131	500
Net loss before income tax expense	(42,292)	(387,085)	(243,803)	(439,883)
Income tax expense	1,190	479	1,745	596
Net loss	(43,482)	(387,564)	(245,548)	(440,479)
Net loss attributable to noncontrolling interest	(30,892)	(299,268)	(176,909)	(352,183)
Net loss attributable to SmileDirectClub, Inc.	$(12,590)	$(88,296)	$(68,639)	$(88,296)

Earnings per share of Class A common stock:
Basic	$(0.11)	$(0.89)	$(0.63)	$(0.89)
Diluted	$(0.11)	$(0.89)	$(0.64)	$(0.89)

Weighted average shares outstanding:
Basic	111,703,080	99,533,877	108,459,488	99,533,877
Diluted	385,672,677	379,008,382	384,888,849	379,008,382

SmileDirectClub, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net loss	$(245,548)	$(440,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	39,399	16,237
Deferred loan cost amortization	3,021	1,496
Equity-based compensation	38,189	332,759
Loss on extinguishment of debt	13,594	17,693
Paid in kind interest expense	5,118	—
Lease abandonment, impairment of long-lived assets and other store closure and related charges	30,903	—
Changes in ROU asset	5,797	—
Other non-cash operating activities	—	1,783
Changes in operating assets and liabilities:
Accounts receivable	43,755	(137,509)
Inventories	(8,456)	(5,852)
Prepaid and other current assets	(2,844)	(6,205)
Accounts payable	(9,441)	(4,475)
Accrued liabilities	(8,559)	45,880
Due to related parties	—	(19,177)
Deferred revenue	26,416	5,834
Net cash used in operating activities	(68,656)	(192,015)
Investing Activities
Purchases of property, equipment, and intangible assets	(68,768)	(66,355)
Net cash used in investing activities	(68,768)	(66,355)
Financing Activities
Payment of IPO related costs	(1,155)	1,285,759
Proceeds from warrant exercise	922	—
Repurchase of Class A shares and related fees	—	(696,489)
Repurchase of Class A shares to cover employee tax withholdings	(6,976)	(81,603)
Settlement of canceled awards	—	(2,000)
Issuance of Class A common stock	—	6
Proceeds from HPS Credit Facility and Warrants, net	388,000	—
Borrowings on long-term debt	16,807	176,000
Payments of loan costs	(11,784)	(6,127)
Principal payments on long-term debt	(187,579)	(159,047)
Principal payments on related party debt	—	(24,581)
Payments on finance leases	(7,543)	—
Other	1,319	86
Net cash provided by financing activities	192,011	492,004
Increase in cash and cash equivalents	54,587	233,634
Cash and cash equivalents at beginning of period	318,458	313,929
Cash and cash equivalents at end of period	$373,045	$547,563

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.
We define Adjusted EBITDA as net loss plus depreciation and amortization, interest expense, income tax expense, equity-based compensation, impairment of long-lived assets, abandonment and other related charges, and certain other non-operating expenses such as one-time store closure costs associated with our real estate repositioning strategy, severance and other labor costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance and we believe it will provide the same to members/stockholders.
We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA would be among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.
Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.
SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)
Net loss	$(43,482)	$(387,564)	$(245,548)	$(440,479)
Depreciation and amortization	14,042	6,514	39,399	16,237
Total interest expense	15,555	4,291	29,627	11,682
Income tax expense	1,190	479	1,745	596
Lease abandonment and impairment of long-lived assets	3,960	—	28,593	—
Other store closure and related costs	1,714	—	6,190	—
Loss on extinguishment of debt	—	32	13,781	29,672
Equity-based compensation	10,972	324,497	38,189	332,759
IPO related costs	—	6,146	—	6,146
Other non-operating general and administrative (gains) losses	(930)	421	3,775	502
Adjusted EBITDA	$3,021	$(45,184)	$(84,249)	$(42,885)